Exhibit 23.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2025, with respect to the consolidated financial statements of UCLOUDLINK GROUP INC., which appears in the annual report on Form 20-F of UCLOUDLINK GROUP INC. for the year ended December 31, 2024.

/s/ Audit Alliance LLP

Singapore, Singapore

May 20, 2025